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                    Consent of Bierwolf, Nilson & Associates
                              Independent Auditors

We have issued our report dated December 14, 2001, on the financial statements of Wellstone Acquisition Corporation, for the year ended December 31, 2000, and hereby consent to the incorporation by reference to such report in a
Registration Statement on Form 10KSB. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.

Salt Lake City, Utah                          /S/ Bierwolf, Nilson & Associates
January 10, 2002                                  Bierwolf, Nilson & Associates